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                                                                       EXHIBIT 3

                  Amendment No. 3 to the Joint Filing Agreement


         The undersigned hereby agree to make joint filings of Form 13D with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.001 per share, of Ventures-National Incorporated, d/b/a Titan General Holdings, including all amendments thereto.


Date: September 12, 2003




                                   /S/ DAVID MARKS
                                   -------------------------------------
                                   DAVID M. MARKS


                                   IRREVOCABLE CHILDREN'S TRUST

                                   By: /S/ DAVID MARKS
                                       -------------------------------
                                   Name:  David M. Marks
                                   Title:  Trustee


                                   PHOENIX BUSINESS TRUST

                                   By:  /S/ DAVID M. MARKS
                                        ------------------------------
                                   Name:  David M. Marks
                                   Title: Trustee


                                   FOREST HOME INVESTORS I, LLC
                                   By Irrevocable Children's Trust, Member

                                   By:  /S/ DAVID M. MARKS
                                        ------------------------------
                                   Name:  David M. Marks
                                   Title: Trustee


                                   IRREVOCABLE CHILDREN'S TRUST NO. 2

                                   By:  /S/ DAVID M. MARKS
                                        ------------------------------
                                   Name:  David M. Marks
                                   Title:  Trustee